Exhibit 99.1

First Security Group Announces Earnings

Bank Continues Focus on Capital Position and Cost Control

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--July 23, 2009--First Security Group, Inc. (Nasdaq: FSGI), today reported financial results for the second quarter of 2009 with a net loss available to common stockholders of $1.9 million. The net loss for the quarter was largely due to a $6.2 million provision for loan and lease losses.

“While the economic conditions and subsequent credit costs are of concern to us and many others in the industry, we remain focused on ensuring the safety and soundness of FSGBank and our responsibility to our customers and stockholders,” said Rodger B. Holley, Chairman, Chief Executive Officer and President of First Security. “During the first half of 2009, we executed strategies to do just that. We increased our allowance for loan and lease losses, we reduced balance sheet risk and maintained excess liquidity, and we raised $33 million in TARP capital finishing the second quarter with strong tangible equity, approximately $75 million above the ‘well capitalized’ regulatory requirement. With these actions and our strong core earnings, we are focused on positioning for growth when the economy begins to recover.”

Highlights of the quarter’s performance include:

  Capital: First Security’s tangible capital ratio improved to 11.84 percent at June 30, 2009, from 11.69 percent at March 31, 2009, firmly above the threshold for well-capitalized bank holding companies.
  Expense Control: For the three months ended June 30, 2009, First Security’s total non-interest expense increased by $432 thousand compared to the linked quarter. Excluding the special FDIC assessment charge of $560 thousand, non-interest expense declined by 1.4 percent through careful management of staffing levels and administrative costs.
  Net Interest Margin: First Security’s net interest margin improved 14 basis points to 3.77 percent in the second quarter compared to 3.63 percent in the linked quarter, comparing favorably to peer banks.
  Asset Quality: From March 31, 2009 to June 30, 2009, First Security’s total non-performing assets plus delinquencies improved slightly as loans 90 days past due declined by $2.0 million, or 37.7 percent.

“In the second quarter, our work to reduce our problem assets generated a 1.6 percent reduction in nonperforming assets plus 90 day delinquent loans – the first quarter-over-quarter decrease since the second quarter of 2007,” Holley stated. “While we are hopeful that the improvement reflects stability in the credit cycle, we believe that it may be too early to determine if the tide has turned.”

Net interest income increased 2.6 percent to $10.5 million for the second quarter of 2009, compared to $10.2 million for the first quarter of 2009. First Security’s net interest margin improved 14 basis points to 3.77 percent through a combination of reduced dependency on brokered deposits and certificate of deposits repricing at lower, current market rates. Net interest income declined from comparable periods in 2008 due to the Federal Reserve’s interest rate reductions.

Non-interest income improved on a linked quarter basis by $193 thousand, or 7.9 percent, to $2.6 million primarily due to gains on sales of assets, including other real estate owned. Comparing the second quarter of 2009 to the prior year period, non-interest income declined by $352 thousand, or 11.7 percent, due to lower deposit fees and declining mortgage income. On a year-to-date basis, non-interest income declined by $855 thousand, or 14.4 percent, from the 2008 period for similar reasons.

Consistent with First Security’s focus on controlling costs, non-interest expense in the second quarter and first half of 2009 was $9.9 million and $19.4 million, respectively, a decline of $371 thousand, or 3.6 percent, and $975 thousand, or 4.8 percent, respectively, compared to the same periods in 2008. First Security incurred $560 thousand in the second quarter of 2009 for the industry-wide FDIC special assessment. Excluding this charge, non-interest expense declined from the first quarter of 2009 by $128 thousand, or 1.4 percent. The reductions for all periods were primarily due to lower salary and benefits, as well as containment of certain administrative costs. The number of full-time equivalent employees declined to 353 as of June 30, 2009, from 361 at March 31, 2009 and 369 at June 30, 2008.

Non-performing assets plus delinquent loans improved in the second quarter of 2009 compared to the linked quarter as non-accrual loans stabilized and past due loans declined. As shown in the Supplemental Data section of the Financial Highlights, additions to non-accrual loans declined in the second quarter while OREO sales increased. To date, First Security has not used bulk or auction sales for its foreclosed properties, but has instead implemented a new internal program to sell real estate that has achieved a recovery rate of approximately 90 percent. As a percentage of total assets, non-performing assets plus delinquent loans increased slightly due to a decline in the asset base.

First Security’s continued aggressive approach toward problem loans resulted in $6.9 million in net charge-offs during the second quarter of 2009. The increase primarily relates to two relationships that account for $4.4 million of the charge-offs. As of June 30, 2009, the allowance for loan and lease losses to total loans was 1.99 percent, consistent with the first quarter of 2009.

First Security’s active efforts to reduce certain credit exposures and their related balance sheet risk, as well as the effects of the economic recession, have resulted in declining loan balances. Year-to-date, loans contracted by $43.1 million, or 4.3 percent (8.5 percent annualized). The largest declines were in construction and land development (C&D) loans of $11.0 million, or 5.6 percent (11.3 percent annualized), commercial real estate (CRE) loans of $8.8 million, or 3.8 percent (7.5 percent annualized), and 1-4 family residential loans of $7.6 million, or 2.6 percent (5.1 percent annualized).

As of June 30, 2009, First Security’s loan portfolio remains well balanced and within the regions where it has branches. As noted in the Financial Highlights, the composition of the loan portfolio includes 29.8 percent in 1-4 family residential, 23.3 percent in CRE, 19.0 percent in C&D, 15.5 percent in commercial and industrial and 12.4 percent in all other categories.

At June 30, 2009, total deposits were $1.0 billion, a decline of 4.0 percent (8.0 percent annualized), compared to the year-end 2008. The decline was primarily related to management’s strategy to reduce higher cost brokered deposits. Core deposits, which include non-interest bearing demand deposit accounts, interest-bearing demand deposit accounts, savings and money markets and certificates of deposits of less than $100 thousand, increased $8.6 million, or 1.4 percent (2.8 percent annualized), to 60.1 percent of total deposits from 56.9 percent at year-end 2008.

First Security maintained capital levels exceeding those for well-capitalized banks and bank holding companies under applicable regulatory guidelines. The tangible equity to tangible assets ratio and tangible common equity to tangible assets ratio as of June 30, 2009 were 11.84 percent and 9.26 percent, respectively. Stockholders’ equity at the end of the second quarter of 2009 was $172.5 million, and common stockholders’ equity was $141.3 million.

“Our community banking business model – which is based on relationship-focused customer service and diversified product offerings – has served our clients in east Tennessee and north Georgia well since our founding ten years ago,” Holley concluded. “This model generated our underlying revenue growth during the quarter, producing $3.3 million in core earnings before taxes, provision for loan losses and TARP expenses – and would have been $3.8 million without the special FDIC assessment. With two consecutive quarters of core earnings growth and our continued emphasis on asset quality, we are positioning the bank to take advantage of future opportunities for growth and expansion.”

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Thursday, July 23, 2009 at 3:00 PM Eastern Daylight Time to discuss second quarter results. The web cast can be accessed live on First Security's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.2 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A., has 39 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing and J & S Leasing.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security's management uses these “non-GAAP” measures in its analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30,	December 31,	June 30,
(in thousands, except share data)	2009	2008	2008
	(unaudited)		(unaudited)

ASSETS
Cash & Due from Banks	$20,908	$23,222	$28,151
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-	-
Cash and Cash Equivalents	20,908	23,222	28,151
Interest-Bearing Deposits in Banks	12,354	918	4,153
Securities Available-for-Sale	137,494	139,305	130,405
Loans Held for Sale	3,806	1,609	6,007
Loans	964,687	1,009,975	1,000,698
Total Loans	968,493	1,011,584	1,006,705
Less: Allowance for Loan and Lease Losses	19,275	17,385	11,855
	949,218	994,199	994,850
Premises and Equipment, net	33,948	33,808	34,854
Goodwill	27,156	27,156	27,156
Intangible Assets	2,139	2,404	2,766
Other Assets	55,176	55,215	48,417
TOTAL ASSETS	$1,238,393	$1,276,227	$1,270,752

LIABILITIES
Deposits
Noninterest-Bearing Demand	$153,345	$150,047	$170,351
Interest-Bearing Demand	63,720	61,402	64,432
Savings and Money Market Accounts	157,560	151,259	143,747
Certificates of Deposit of less than $100 thousand	246,652	249,978	249,317
Certificates of Deposit of $100 thousand or more	204,133	206,502	207,260
Brokered Deposits	207,636	257,098	115,354
Total Deposits	1,033,046	1,076,286	950,461
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	20,538	40,036	65,470
Security Deposits	1,558	2,078	2,225
Other Borrowings	102	2,777	92,785
Other Liabilities	10,686	10,806	12,857
Total Liabilities	1,065,930	1,131,983	1,123,798
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of June 30, 2009; none issued as of December 31, 2008 and June 30, 2008	31,158	-	-
Common Stock - $.01 par value 50,000,000 shares authorized; 16,418,327 issued as of June 30, 2009; 16,419,883 issued as of December 31, 2008; 16,419,883 issued as of June 30, 2008	114	114	114
Paid-In Surplus	111,933	111,777	111,892
Common Stock Warrants	2,006	-	-
Unallocated ESOP Shares	(6,602)	(5,944)	(3,656)
Retained Earnings	28,262	32,387	36,485
Accumulated Other Comprehensive Income	5,592	5,910	2,119
Total Stockholders' Equity	172,463	144,244	146,954
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,238,393	$1,276,227	$1,270,752

First Security Group, Inc. and Subsidiary
Consolidated Income Statements
	Three Months Ended		Year-to-Date
	June 30,		June 30,
(in thousands except per share amounts)	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$14,524	$17,508	$29,397	$36,111
Debt Securities - taxable	1,154	1,126	2,338	2,261
Debt Securities - non-taxable	400	391	804	789
Other	21	21	35	32
Total Interest Income	16,099	19,046	32,574	39,193

INTEREST EXPENSE
Interest-Bearing Demand Deposits	50	94	101	193
Savings Deposits and Money Market Accounts	399	568	871	1,206
Certificates of Deposit of less than $100 thousand	1,900	2,640	3,949	5,677
Certificates of Deposit of $100 thousand or more	1,644	2,322	3,404	5,036
Brokered Deposits	1,488	1,091	3,253	1,827
Other	118	915	259	2,323
Total Interest Expense	5,599	7,630	11,837	16,262

NET INTEREST INCOME	10,500	11,416	20,737	22,931
Provision for Loan and Lease Losses	6,196	1,953	11,189	3,131
NET INTEREST INCOME AFTER PROVISION
FOR LOAN AND LEASE LOSSES	4,304	9,463	9,548	19,800

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,170	1,337	2,317	2,612
Other	1,474	1,659	2,778	3,338
Total Non-interest Income	2,644	2,996	5,095	5,950

NON-INTEREST EXPENSE
Salaries and Employee Benefits	5,043	5,767	10,400	11,524
Expense on Premises and Fixed Assets, net of rental income	1,512	1,703	3,032	3,387
Other	3,337	2,793	5,920	5,416
Total Non-interest Expense	9,892	10,263	19,352	20,327

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(2,944)	2,196	(4,709)	5,423
Income Tax (Benefit) Provision	(1,536)	592	(2,449)	1,576
NET (LOSS) INCOME	(1,408)	1,604	(2,260)	3,847
Preferred Stock Dividends	413	-	784	-
Accretion on Preferred Stock Discount	87	-	164	-
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(1,908)	$1,604	$(3,208)	$3,847

NET (LOSS) INCOME PER COMMON SHARE:
Net (Loss) Income Per Common Share - basic	$(0.12)	$0.10	$(0.21)	$0.24
Net (Loss) Income Per Common Share - diluted	$(0.12)	$0.10	$(0.21)	$0.24
Dividends Declared Per Common Share	$0.01	$0.05	$0.06	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	15,503	16,052	15,537	16,098
DILUTED	15,503	16,237	15,537	16,285

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Year-to-Date	Year-to-Date
	2009	2009	2008	2008	2008	June 30, 2009	June 30, 2008

Earnings:
Net interest income	$10,500	$10,237	$10,600	$11,696	$11,416	$20,737	$22,931
Provision for loan and lease losses	$6,196	$4,993	$8,662	$3,960	$1,953	$11,189	$3,131
Non-interest income	$2,644	$2,451	$2,675	$3,057	$2,996	$5,095	$5,950
Non-interest expense	$9,892	$9,460	$10,350	$9,705	$10,263	$19,352	$20,327
Dividends and accretion on preferred stock	$500	$448	$-	$-	$-	$948	$-
Net (loss) income available to common stockholders	$(1,908)	$(1,300)	$(3,312)	$826	$1,604	$(3,208)	$3,847

Per Share Data:
Net (loss) income available to common stockholders, basic	$(0.12)	$(0.08)	$(0.21)	$0.05	$0.10	$(0.21)	$0.24
Net (loss) income available to common stockholders, diluted	$(0.12)	$(0.08)	$(0.21)	$0.05	$0.10	$(0.21)	$0.24
Cash dividends declared on common shares	$0.01	$0.05	$0.05	$0.05	$0.05	$0.06	$0.10
Book value per common share	$8.61	$8.76	$8.78	$9.05	$8.95	$8.61	$8.95
Tangible book value per common share	$6.82	$6.97	$6.98	$7.23	$7.13	$6.82	$7.13

Performance Ratios:
Return on average assets	-0.61%	-0.40%	-1.04%	0.26%	0.51%	-0.50%	0.62%
Return on average common equity	-5.28%	-3.57%	-8.98%	2.22%	4.30%	-4.42%	5.16%
Return on average tangible assets	-0.62%	-0.41%	-1.06%	0.27%	0.52%	-0.52%	0.64%
Return on average tangible common equity	-6.63%	-4.48%	-11.24%	2.78%	5.38%	-5.55%	6.46%
Net interest margin, taxable equivalent	3.77%	3.63%	3.74%	4.13%	4.12%	3.70%	4.21%
Efficiency ratio	75.26%	74.56%	77.97%	65.78%	71.21%	74.91%	70.38%
Core efficiency ratio (1)	71.64%	70.69%	68.98%	63.16%	68.61%	71.17%	67.90%
Non-interest income to net interest income and non-interest income	20.12%	19.32%	20.15%	20.72%	20.79%	19.72%	20.60%

Capital & Liquidity:
Total equity to total assets	13.93%	13.73%	11.30%	11.59%	11.56%	13.93%	11.56%
Tangible equity to tangible assets	11.84%	11.69%	9.20%	9.49%	9.43%	11.84%	9.43%
Tangible common equity to tangible assets	9.26%	9.20%	9.20%	9.49%	9.43%	9.26%	9.43%
Total loans to total deposits	93.75%	93.08%	93.99%	104.19%	105.92%	93.75%	105.92%

Asset Quality:
Net charge-offs	$6,944	$2,344	$4,606	$2,474	$1,405	$9,288	$2,220
Net loans charged-off to average loans, annualized	2.82%	0.94%	1.82%	0.98%	0.56%	1.87%	0.45%
Non-accrual loans	$26,782	$26,706	$18,453	$8,773	$6,845	$26,782	$6,845
Other real estate owned	$12,930	$11,309	$7,145	$5,561	$4,605	$12,930	$4,605
Repossessed assets	$1,473	$1,864	$1,680	$1,293	$1,539	$1,473	$1,539
Non-performing assets (NPA)	$41,185	$39,879	$27,278	$15,627	$12,989	$41,185	$12,989
NPA to total assets	3.33%	3.13%	2.14%	1.22%	1.02%	3.33%	1.02%
Loans 90 days past due	$3,373	$5,413	$2,706	$2,250	$785	$3,373	$785
NPA + loans 90 days past due to total assets	3.60%	3.55%	2.35%	1.39%	1.08%	3.60%	1.08%
Allowance for loan and lease losses to total loans	1.99%	2.02%	1.72%	1.31%	1.18%	1.99%	1.18%
Allowance for loan and lease losses to NPA	46.80%	50.22%	63.73%	85.33%	91.27%	46.80%	91.27%

Period End Balances:
Loans	$968,493	$992,647	$1,011,584	$1,017,467	$1,006,705	$968,493	$1,006,705
Intangible assets	$29,295	$29,425	$29,560	$29,748	$29,922	$29,295	$29,922
Assets	$1,238,393	$1,274,385	$1,276,227	$1,282,013	$1,270,752	$1,238,393	$1,270,752
Deposits	$1,033,046	$1,066,395	$1,076,286	$976,520	$950,461	$1,033,046	$950,461
Common stockholders' equity	$141,305	$143,911	$144,244	$148,531	$146,954	$141,305	$146,954
Total stockholders' equity	$172,463	$174,982	$144,244	$148,531	$146,954	$172,463	$146,954
Common stock market capitalization	$62,388	$55,335	$75,860	$120,194	$91,624	$62,388	$91,624
Full-time equivalent employees	353	361	361	365	369	353	369
Common shares outstanding	16,418	16,420	16,420	16,420	16,420	16,418	16,420

Average Balances:
Loans	$984,210	$999,954	$1,011,727	$1,011,609	$999,859	$992,039	$982,931
Intangible assets	$29,365	$29,498	$29,677	$29,830	$30,034	$29,431	$30,145
Earning assets	$1,142,338	$1,168,135	$1,150,799	$1,146,650	$1,135,027	$1,155,161	$1,117,098
Assets	$1,258,363	$1,286,371	$1,274,674	$1,275,353	$1,259,203	$1,272,289	$1,241,771
Deposits	$1,047,865	$1,075,316	$1,046,970	$950,473	$935,899	$1,061,514	$914,830
Common stockholders' equity	$144,476	$145,588	$147,499	$148,824	$149,316	$145,029	$149,158
Total stockholders' equity	$175,568	$172,815	$147,499	$148,824	$149,316	$174,199	$149,158
Common shares outstanding, basic - wtd	15,503	15,573	15,817	16,065	16,052	15,537	16,098
Common shares outstanding, diluted - wtd	15,503	15,573	15,859	16,159	16,237	15,537	16,285

(1) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Year-to-Date	Year-to-Date
	2009	2009	2008	2008	2008	June 30, 2009	June 30, 2008

Return on average assets	-0.61%	-0.40%	-1.04%	0.26%	0.51%	-0.50%	0.62%
Effect of intangible assets	-0.01%	-0.01%	-0.02%	0.01%	0.01%	-0.02%	0.02%
Return on average tangible assets	-0.62%	-0.41%	-1.06%	0.27%	0.52%	-0.52%	0.64%

Return on average common equity	-5.28%	-3.57%	-8.98%	2.22%	4.30%	-4.42%	5.16%
Effect of intangible assets	-1.35%	-0.91%	-2.26%	0.56%	1.08%	-1.13%	1.30%
Return on average common tangible equity	-6.63%	-4.48%	-11.24%	2.78%	5.38%	-5.55%	6.46%

Total equity to total assets	13.93%	13.73%	11.30%	11.59%	11.56%	13.93%	11.56%
Effect of intangible assets	-2.09%	-2.04%	-2.10%	-2.10%	-2.13%	-2.09%	-2.13%
Tangible equity to tangible assets	11.84%	11.69%	9.20%	9.49%	9.43%	11.84%	9.43%

Efficiency ratio	75.26%	74.56%	77.97%	65.78%	71.21%	74.91%	70.38%
Effect of non-cash items	-2.36%	-2.57%	-7.74%	-1.62%	-1.49%	-2.46%	-1.37%
Effect of net interest income, tax equivalent adjustment	-1.26%	-1.30%	-1.25%	-1.00%	-1.11%	-1.28%	-1.11%
Core efficiency ratio	71.64%	70.69%	68.98%	63.16%	68.61%	71.17%	67.90%

Total stockholders' equity	$172,463	$174,982	$144,244	$148,531	$146,954	$172,463	$146,954
Effect of preferred stock	(31,158)	(31,071)	-	-	-	(31,158)	-
Common stockholders' equity	$141,305	$143,911	$144,244	$148,531	$146,954	$141,305	$146,954

Average total stockholders' equity	$175,568	$172,815	$147,499	$148,824	$149,316	$174,199	$149,158
Effect of average preferred stock	(31,092)	(27,227)	-	-	-	(29,170)	-
Average common stockholders' equity	$144,476	$145,588	$147,499	$148,824	$149,316	$145,029	$149,158

Book value per common share	$8.61	$8.76	$8.78	$9.05	$8.95	$8.61	$8.95
Effect of intangible assets	(1.79)	(1.79)	(1.80)	(1.82)	(1.82)	(1.79)	(1.82)
Tangible book value per common share	$6.82	$6.97	$6.98	$7.23	$7.13	$6.82	$7.13

Supplemental Data	(in thousands)

Allowance for loan and lease losses	$19,275	$20,028	$17,385	$13,335	$11,855	$19,275	$11,855
Net interest income, tax equivalent	$10,729	$10,469	$10,841	$11,924	$11,646	$21,198	$23,395
Amortization and impairment of intangibles	$129	$135	$188	$175	$209	$264	$434
(Gain)/Loss on sales of available-for-sale securities, net	$-	$-	$-	$(146)	$-	$-	$-
Gain on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(146)	$(70)	$(72)	$(169)	$(213)	$(216)	$(310)
Losses on sales of foreclosed and repossessed property and premises and equipment	$82	$59	$149	$158	$28	$141	$42
Write-downs on foreclosed and repossessed property and other assets	$205	$182	$740	$109	$126	$387	$135
Mortgage loan and related fees	$199	$242	$172	$335	$413	$441	$936

Loans by Type
Loans secured by real estate-
Residential 1-4 family	$288,836	$294,314	$296,454	$284,256	$276,296	$288,836	$276,296
Commercial	225,790	223,759	234,630	230,134	225,363	225,790	225,363
Construction	183,623	190,581	194,603	206,453	210,194	183,623	210,194
Multi-family and Farmland	33,847	36,541	34,273	33,114	28,282	33,847	28,282
Total loans secured by real estate	732,096	745,195	759,960	753,957	740,135	732,096	740,135
Commercial loans	150,472	162,534	157,906	166,024	169,837	150,472	169,837
Consumer installment loans	54,261	53,406	58,296	604	565	54,261	565
Leases, net of unearned income	26,784	29,117	30,873	33,663	35,655	26,784	35,655
Other	4,880	2,395	4,549	63,219	60,513	4,880	60,513
Total loans	$968,493	$992,647	$1,011,584	$1,017,467	$1,006,705	$968,493	$1,006,705

Supplemental Data (continued)
Asset Quality Information

	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2009	2009	2009	2009	2009	2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$26,706	70	$18,453	57	$18,453	57
Additions	9,643		12,589		22,232
Reductions	(9,567)		(4,336)		(13,903)
Ending Balance	$26,782	91	$26,706	70	$26,782	91

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$8,706	9	$9,040	12	$8,706	9
Residential Real Estate Loans	3,713	30	2,179	18	3,713	30
Commercial Real Estate Loans	4,595	16	3,575	12	4,595	16
Commercial & Industrial Loans	3,160	15	6,904	20	3,160	15
Commercial Leases	5,126	16	3,523	4	5,126	16
Consumer and Other Loans	1,482	5	1,485	4	1,482	5
Total	$26,782	91	$26,706	70	$26,782	91

Other Real Estate Owned - Activity
Beginning Balance	$11,309	49	$7,145	51	$7,145	51
Additions	4,522		5,111		9,633
Reductions	(2,901)		(947)		(3,848)
Ending Balance	$12,930	61	$11,309	49	$12,930	61

Other Real Estate Owned - Classification
Construction/Development Loans	$7,187	38	$5,484	30	$7,187	38
Residential Real Estate Loans	2,657	14	2,598	14	2,657	14
Commercial Real Estate Loans	3,086	9	3,227	5	3,086	9
Total	$12,930	61	$11,309	49	$12,930	61

Loans 90 Days Past Due - Classification
Construction/Development Loans	$94	4	$481	7	$94	4
Residential Real Estate Loans	795	12	765	13	795	12
Commercial Real Estate Loans	41	1	2,898	8	41	1
Commercial & Industrial Loans	59	6	673	12	59	6
Commercial Leases	2,308	24	478	13	2,308	24
Consumer and Other Loans	76	10	118	20	76	10
Total	$3,373	57	$5,413	73	$3,373	57

Repossessed Assets - Activity
Beginning Balance	$1,864	63	$1,680	56	$1,680	56
Additions	810		1,318		2,128
Reductions	(1,201)		(1,134)		(2,335)
Ending Balance	$1,473	56	$1,864	63	$1,473	56

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman & CEO
423-308-2080
Email: rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO
423-308-2070
Email: clusk@FSGBank.com